                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): April 15, 2004

                      APPLIED INDUSTRIAL TECHNOLOGIES, INC.
                      -------------------------------------
             (Exact name of registrant as specified in its charter)

              OHIO                                   1-2299                                 34-0117420
              ----                                   ------                                 ----------
(State or Other Jurisdiction of                 (Commission File                        (I.R.S. Employer
Incorporation or Organization)                       Number)                           Identification No.)

                    One Applied Plaza, Cleveland, Ohio 44115
                    ----------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

       Registrant's Telephone Number, Including Area Code: (216) 426-4000.

ITEM 12.          RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

         Attached to this filing and incorporated by reference herein is the text of registrant's press release dated April 15, 2004 regarding third quarter results.

         None of the contents of this Form 8-K should be deemed incorporated by reference into a Securities Act registration statement.


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                  APPLIED INDUSTRIAL TECHNOLOGIES, INC.
                                  (Registrant)

                                  By:  /s/ Fred D. Bauer
                                       ----------------------------------------
                                       Fred D. Bauer
                                       Vice President-General Counsel
                                              & Secretary

Date:  April 15, 2004

                     APPLIED INDUSTRIAL TECHNOLOGIES REPORTS
               INCREASED SALES AND EARNINGS FOR ITS THIRD QUARTER,
                       RAISES GUIDANCE FOR FOURTH QUARTER

CLEVELAND, OH (April 15, 2004) - Applied Industrial Technologies (NYSE: AIT) today reported significantly improved financial results for its fiscal 2004 third quarter, which ended March 31, 2004. Sales and earnings exceeded management's previous guidance.

Net sales for the quarter were $391,053,000, up 6.2% compared with $368,203,000 in the same period a year ago. Net income for the quarter increased 142.1% to $10,611,000 from $4,383,000 last year. Earnings per share increased by 134.8% to $0.54 from $0.23 per share in the third quarter of 2003. The third quarter of fiscal 2003 did include non-operating charges of $1.7 million, or $0.06 per share, to provide for potential losses on investments and advances to an affiliated company.

The third quarter of 2004 includes non-recurring tax benefits primarily from a late-March settlement with the Internal Revenue Service related to audits of the company's 1997 and 1998 tax returns as well as acceptance by the IRS of tax refund claims for 1999, 2000, and 2001. These items added $1,587,000, or $0.08 per share, to quarterly earnings.

For the nine months ended March 31, 2004, sales increased 1.8% to $1,111,910,000 from $1,091,929,000 in the same period last year. Net income increased 69.4% to $20,576,000 or $1.05 per share versus $12,148,000, or $0.63 per share, last year.

Commenting on results, Applied Chairman & Chief Executive Officer David L. Pugh said, "Riding the tide of a strengthening economy, our sales growth across North America accelerated throughout the quarter and exceeded even our most optimistic forecasts. This drove greater-than-expected operating earnings. We are benefiting from the additional earnings potential created in our business by aggressive actions taken over the past two years to improve margins, manage assets and contain costs. Our gross margin, return on assets, and SD&A as a percent of sales all improved during the third quarter from year-ago levels.

"This enhanced level of operating discipline and efficiency has allowed us to provide positive results even in a difficult economy. We will be working hard to improve our profit levels as the industrial economy rebounds.

"Looking ahead, sales guidance for our fiscal fourth quarter is $385 million to $400 million. Recognizing our gains in margin improvement and cost containment, earnings per share are expected to come in within a range of $0.45 to $0.50. Thus, for the full fiscal year ended June 30, 2004, we expect earnings per share to come in within the range of $1.50 to $1.55."

For the nine months ended March 31, 2004, the company repurchased 287,000 shares of stock for $6.2 million. At March 31, board authorization was in place to repurchase up to 841,000 additional shares.

Applied will host its third quarter conference call at 4 p.m. today (Thursday, April 15). To join in the call, dial 1-800-810-0924 and passcode 624852. The call will be conducted by Chairman and CEO David L. Pugh, President and COO Bill
L. Purser, and CFO Mark O. Eisele. The call will also be webcast and can be accessed live online at www.applied.com and will be archived there for 14 days. A replay of the teleconference will be available at 1-888-203-1112, passcode 624852 from 7 p.m. on April 15 through 12 midnight on April 30.

With more than 430 facilities and 4,300 employee associates across North America, Applied Industrial Technologies offers more than 2 million parts critical to the operations of MRO and OEM customers in virtually every industry. In addition, Applied provides engineering, design and systems integration for industrial and fluid power applications, as well as customized mechanical, fabricated rubber and fluid power shop services. For its fiscal year ended June 30, 2003, the Company posted sales of $1.46 billion. Applied can be visited on the Internet at www.applied.com.

This press release contains statements that are forward-looking, as that term is defined by the Securities and Exchange Commission in its rules, regulations and releases. Forward-looking statements are often identified by qualifiers such as "expect," "guidance," "see" and similar expressions. Applied intends that such forward-looking statements be subject to the safe harbors created thereby. All forward-looking statements are based on current expectations regarding important risk factors including trends in the industrial sector of the economy, and other risk factors identified in Applied's most recent periodic report and other filings made with the Securities and Exchange Commission. Accordingly, actual results may differ materially from those expressed in the forward-looking statements, and the making of such statements should not be regarded as a representation by the Company or any other person that the results expressed therein will be achieved. Applied assumes no obligation to update publicly or revise any forward-looking statements, whether due to new information, or events, or otherwise.

                       (A financial summary is attached.)

For additional financial information, contact Mark O. Eisele, Vice President - Chief Financial Officer & Treasurer, at 216/426-4417. For corporate information, contact Richard C. Shaw, Vice President - Communications, at 216/426-4343.

             APPLIED INDUSTRIAL TECHNOLOGIES, INC. AND SUBSIDIARIES
                   CONDENSED STATEMENTS OF CONSOLIDATED INCOME
                   -------------------------------------------
                       (Thousands, except per share data)

-----------------------------------------------------------------------------------------------------------------------------------
                                                                            Three Months Ended                Nine Months Ended
                                                                                  March 31                        March 31
                                                                 ------------------------------------------------------------------
                                                                            2004            2003            2004            2003
                                                                 ------------------------------------------------------------------
NET SALES                                                                $ 391,053       $ 368,203      $1,111,910     $ 1,091,929
Cost of sales                                                              286,630         270,471         818,844         813,104
-----------------------------------------------------------------------------------------------------------------------------------
GROSS PROFIT                                                               104,423          97,732         293,066         278,825
Selling, distribution and administrative                                    89,543          87,578         259,940         253,507
-----------------------------------------------------------------------------------------------------------------------------------
OPERATING INCOME                                                            14,880          10,154          33,126          25,318
Interest expense, net                                                        1,397           1,295           4,120           3,898

Other                                                                         (458)          1,966            (400)          2,292
-----------------------------------------------------------------------------------------------------------------------------------
INCOME BEFORE INCOME TAXES                                                  13,941           6,893          29,406          19,128

INCOME TAXES                                                                 3,330           2,510           8,830           6,980
-----------------------------------------------------------------------------------------------------------------------------------
NET INCOME                                                               $  10,611        $  4,383       $  20,576       $  12,148
===================================================================================================================================
NET INCOME PER SHARE - BASIC                                             $    0.55        $   0.23        $   1.07        $   0.64
===================================================================================================================================
NET INCOME PER SHARE - DILUTED                                           $    0.54        $   0.23        $   1.05        $   0.63
===================================================================================================================================
AVERAGE SHARES OUTSTANDING - BASIC                                          19,296          18,833          19,176          18,935
===================================================================================================================================
AVERAGE SHARES OUTSTANDING - DILUTED                                        19,656          19,090          19,571          19,222
===================================================================================================================================

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(1) Cost of sales for interim financial statements is computed using estimated gross profit percentages that are adjusted throughout the year based upon available information. Adjustments to actual cost are primarily made based upon physical inventories and the effect of year-end inventory quantities on LIFO costs.

(2) Effective July 1, 2003, the Company adopted the fair value recognition provisions of SFAS 123, "Accounting for Stock-Based Compensation," using the modified prospective method for the transition. Under the modified prospective method, stock based compensation cost recognized during this fiscal year is the same as that which would have been recognized had the fair value recognition provisions been applied to all awards granted after July 1, 1995. The compensation expense recorded during the quarter ended March 31, 2004 was $629 or $.02 per share. During the nine months ended March 31, 2004, compensation expense recorded for stock based compensation was $1,315 or $.04 per share.

(3) During the quarter ended March 31, 2004, the Company recorded non-recurring tax benefits primarily from a settlement with the Internal Revenue Service related to audits of our 1997 and 1998 tax returns and the acceptance by the IRS of tax refund claims for 1999, 2000, and 2001. These items added $1,587, or $0.08 per share, to net income.

(4) During the quarter ended March 31, 2003, the Company recorded a liability of $1,700 to provide for potential losses on investments and advances for iSource Performance Materials L.L.C. (iSource) of which the Company is a minority owner. iSource is a certified minority-owned distributor of standard-use industrial specialty and general maintenance items requiring special shipping and handling. In accordance with FIN 46, "Consolidation of Variable Interest Entities," iSource's financial statements were consolidated with the Company's beginning in July 2003. The effect of the consolidation was not material to the Company's consolidated financial statements.

             APPLIED INDUSTRIAL TECHNOLOGIES, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                      -------------------------------------
                              (Amount in Thousands)

----------------------------------------------------------------------------------------------------------------------------------
                                                                                      March 31,                        June 30,
                                                                                        2004                             2003
----------------------------------------------------------------------------------------------------------------------------------

ASSETS
  Cash                                                                             $      33,386                       $  55,079
  Accounts receivable, less allowances of $6,600 and $6,100                              190,932                         173,915
  Inventories                                                                            178,209                         159,798
  Other current assets                                                                    15,751                          11,702
----------------------------------------------------------------------------------------------------------------------------------
       Total current assets                                                              418,278                         400,494
  Property - net                                                                          78,662                          77,942
  Goodwill                                                                                49,934                          49,687
  Other assets                                                                            26,486                          25,281
----------------------------------------------------------------------------------------------------------------------------------
TOTAL ASSETS                                                                       $     573,360                       $ 553,404
==================================================================================================================================

LIABILITIES
  Accounts payable                                                                 $      80,714                       $  75,411
  Other current liabilities                                                               62,579                          65,724
----------------------------------------------------------------------------------------------------------------------------------
       Total current liabilities                                                         143,293                         141,135
  Long-term debt                                                                          77,965                          78,558
  Other liabilities                                                                       26,464                          25,855
----------------------------------------------------------------------------------------------------------------------------------
TOTAL LIABILITIES                                                                        247,722                         245,548
----------------------------------------------------------------------------------------------------------------------------------
SHAREHOLDERS' EQUITY                                                                     325,638                         307,856
----------------------------------------------------------------------------------------------------------------------------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                         $     573,360                       $ 553,404
==================================================================================================================================

             APPLIED INDUSTRIAL TECHNOLOGIES, INC. AND SUBSIDIARIES
                 CONDENSED STATEMENTS OF CONSOLIDATED CASH FLOWS
                              (Amount in Thousands)

                                                                                        Nine Months Ended March 31
                                                                          -------------------------------------------------
                                                                                     2004                        2003
---------------------------------------------------------------------------------------------------------------------------

CASH PROVIDED FROM OPERATIONS:
  Net income                                                                       $  20,576                    $  12,148
  Items not requiring cash:
    Depreciation and amortization                                                     12,882                       11,925
    Other                                                                              4,109                        1,960
  Gain on sale of property                                                              (102)                      (2,702)
  Cash effect of changes in working capital                                          (35,077)                       7,546
---------------------------------------------------------------------------------------------------------------------------
CASH PROVIDED FROM OPERATIONS                                                          2,388                       30,877
---------------------------------------------------------------------------------------------------------------------------
INVESTING ACTIVITIES:
  Property purchases                                                                 (11,916)                      (9,348)
  Proceeds from property sales                                                         1,004                        5,947
  Net cash paid for acquisition of business                                           (1,285)                     (10,255)
  Deposits and other                                                                    (966)                       1,579
---------------------------------------------------------------------------------------------------------------------------
CASH USED IN INVESTING ACTIVITIES                                                    (13,163)                     (12,077)
---------------------------------------------------------------------------------------------------------------------------
FINANCING ACTIVITIES:
  Borrowings and repayments of notes payable - net                                    (2,850)
  Repayment of long-term debt                                                                                      (5,714)
  Proceeds from termination of interest rate swap                                                                   2,517
  Purchase of common stock for treasury                                               (6,258)                      (9,872)
  Cash dividends paid                                                                 (6,945)                      (6,877)
  Exercise of stock options                                                            5,135                        2,011
---------------------------------------------------------------------------------------------------------------------------
CASH USED BY FINANCING ACTIVITIES                                                    (10,918)                     (17,935)
---------------------------------------------------------------------------------------------------------------------------
INCREASE (DECREASE) IN CASH                                                        $ (21,693)                    $    865
===========================================================================================================================